SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) x Definitive Proxy Statement

☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to 14a-11(c) or Rule 14a-12

Central Parking Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL I. ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CODE OF ETHICS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS FOR 2006 ANNUAL MEETING
AUDITORS
AUDITORS FEES
STOCK PERFORMANCE GRAPH

2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Thursday, February 17, 2005, at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year’s meeting is to elect directors and transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation’s activities for the fiscal year ended September 30, 2004, and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

Sincerely,

Monroe J. Carell, Jr.
Chairman of the Board and Chief Executive Officer

January 26, 2005

CENTRAL PARKING CORPORATION
2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held February 17, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the “Company”), will be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 17, 2005, at 10:00 a.m. (Central Standard Time) (the “Annual Meeting”) for the following purposes:

1.	To elect eight directors for the term ending at the Annual Meeting of Shareholders to be held in 2006; and

2.	To transact such other business as may properly come before the Annual Meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on December 23, 2004 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the Annual Meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

By Order of the Board of Directors

Henry J. Abbott Secretary

Nashville, Tennessee
January 26, 2005

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
DATE AND RETURN YOUR PROXY.

CENTRAL PARKING CORPORATION
2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held February 17, 2005

INTRODUCTION AND VOTING PROCEDURES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Parking Corporation, a Tennessee corporation (“Central Parking” or the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 17, 2005, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the “Annual Meeting”). This Proxy Statement is first being mailed on or about January 26, 2005, to holders of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) of record at the close of business on December 23, 2004. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the Annual Meeting.

     The Board has fixed the close of business on December 23, 2004, as the record date for the Annual Meeting. Only shareholders of record at the close of business on December 23, 2004, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 36,598,808 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative votes must exceed the negative votes of the shares of Common Stock cast for any other matter submitted to a vote of the shareholders at the Annual Meeting. Under Tennessee law, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present. However, abstentions and non-votes will not be counted as affirmative or negative votes cast and on the approval of any matters which require a majority vote for approval, will have no effect on the vote. They have no legal effect on the election of directors.

     The Annual Report to Shareholders of the Company (the “Annual Report”) for the fiscal year ended September 30, 2004, is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on December 23, 2004. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement and the Annual Report for distribution to beneficial owners of the Company’s Common Stock as of the record date. Additional copies of the Annual Report and the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (but without exhibits to the Form 10-K) may be obtained without charge upon request to Richard Jonardi, Corporate Communications Department, 2401 21st Avenue South, Nashville, Tennessee 37212; (615) 297-4255; or via e-mail to rjonardi@parking.com.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

PROPOSAL I.

ELECTION OF DIRECTORS

     The Board of Directors is not classified so all of our directors are elected annually. The current Board of Directors consists of nine directors. One director, Mr. Sinkfield, is not standing for re-election. The Nominating/Corporate Goverance Committee is currently conducting a search for a nominee to replace Mr. Sinkfield but the search was not completed in time to include the nominee in this proxy statement for election at the Annual Meeting. As a result, eight directors have been nominated for election at the Annual Meeting and one director position will be vacant. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

     We propose that the nominees listed below be elected as members of the Board of Directors at the Annual Meeting. Each of the nominees will be elected to serve as a director until the annual meeting of shareholders in 2006 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors. The Board has determined that five of the eight nominees (Mr. Baker, Mr. Conlee, Mr. Nelson, Mr. Shell and Mr. Smith) are independent directors within the meaning of the listing requirements of the New York Stock Exchange.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years
Monroe J. Carell, Jr., 73	1979	Chairman of the Board of Directors of the Company for more than 20 years. Mr. Carell also served as Chief Executive Officer from 1979 until April 2001 and returned as Chief Executive Officer in May 2003. Mr. Carell has served as a trustee of Vanderbilt University since 1991 and is a life member of the Urban Land Institute.

Raymond T. Baker, 54	2004	Partner, Gold Crown Management Company, a real estate asset management company, from 1974 to present. Mr. Baker is the founder and has served as Co-Director of the Gold Crown Foundation since 1986. He is a member of the Board of Directors of Alpine Banks of Colorado. Mr. Baker is currently serving as Chairman of the Board of the Denver Metropolitan Major League Baseball Stadium District; Chairman of the Board of the Metropolitan Football Stadium District (Denver); Former Chair of the Colorado Commission on Higher Education and the Colorado Commission on Higher Education Capital Development Committee.

Kathryn Carell Brown, 42	2004	Mrs. Brown was employed in various corporate staff positions with the Company from 1986 through 1996. She served as Project Manager for Herbert and Company, a residential construction company, from February 1998 until December 2000. Mrs. Brown currently serves as Vice Chairman of the Tennessee Repertory Theater and a member of the Board of Trustees of The Ensworth School. Mrs. Brown is the daughter of Monroe J. Carell, Jr., Chairman and Chief Executive Officer of the Company.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years
Cecil Conlee, 68	1996	Mr. Conlee has served as Chairman and Chief Executive Officer of CGR Advisors, which provides real estate investment advice and portfolio management services, since January 1990. Mr. Conlee serves on the Board of Directors and Audit Committee of Oxford Industries, Inc., a clothing manufacturer. Mr. Conlee serves as a trustee of Vanderbilt University, and is a past trustee of the Urban Land Institute and The International Council of Shopping Centers. He is a director of Central Atlanta Progress.

Lewis Katz, 63	1998	Mr. Katz serves as Governor of the New Jersey Nets, a National Basketball Association franchise. He served as the Chief Executive Officer of Kinney System Holding Corp., a parking services company, from November 1990 until the Company acquired Kinney in February 1998.

Edward G. Nelson, 73	1993	Mr. Nelson formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as Chairman and President since its organization. Mr. Nelson serves as a director of Bucyrus International, Inc., a manufacturer of surface mining equipment, and Ohio Steel Forge, a subsidiary of Daido Steel of Japan. Mr. Nelson also serves as a trustee of Vanderbilt University and is Honorary Consul General of Japan.

Owen G. Shell, Jr., 68	2004	Mr. Shell is a private investor. He served as President of the Asset Management Group of Bank of America Corporation from November 1996 until June 2001. From 1986 until 1996, Mr. Shell served as President of Bank of America/Tennessee and Chairman of the Commercial Corporate Forum for Bank of America Corporation. He has served as a director and member of the Audit Committee of LifePoint Hospitals, Inc. since December 2002.

William B. Smith, 61	2004	Mr. Smith has served as an Advisory Director of Morgan Stanley & Co. Incorporated, a financial services firm, since July 2000. From May 1997 until July 2000, Mr. Smith served as Managing Director of Morgan Stanley, head of Morgan Stanley Realty and a member of the Investment Banking Department. He joined Dean Witter Discover, which merged with Morgan Stanley in May 1997, in 1982. Mr. Smith has served as a director of Pulte Homes, Inc., a real estate home building company, since March 2001.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

EXECUTIVE OFFICERS

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years
Monroe J. Carell, Jr., 73	1967	Chairman of the Board since 1979. Mr. Carell also served as Chief Executive Officer from 1979 until April 2001 and returned as Chief Executive Officer in May 2003.

Emanuel J. Eads, 53	1974	President and Chief Operating Officer since May 2003. Mr. Eads served as President — Business Development from October 2001 until his appointment as President and Chief Operating Officer. Prior to October 2001, Mr. Eads served the Company in a variety of positions of increasing responsibility including Executive Vice President and Senior Vice President.

James H. Bond, 62	1971	President — International Operations since October 2001. Mr. Bond has been employed by the Company since 1971 in a variety of positions of increasing responsibility and served as President and Chief Operating Officer until October 2001.

William H. Bodenhamer, 52	2001	President of the Company’s USA Parking subsidiary, which was acquired by the Company in October 2001. Mr. Bodenhamer founded USA Parking in 1980 and has served as its president since that time. USA Parking provides valet parking and transportation services primarily to the hospitality industry.

Robert Cizek, 40	1990	Senior Vice President since May 2000. Mr. Cizek is responsible for the Company’s operations in the Southeast and Texas. He also oversees the Company’s airports and Government Services segments. He served as a regional manager for the Company from March 1995 until his appointment as Senior Vice President. Prior to March 1995, Mr. Cizek served as a general manager and operations manager for the Company.

Donald N. Holmes, 54	2002	Senior Vice President — Human Resources since January 2002. From 1990 to 2001, Mr. Holmes held positions of increasing responsibility in human resources with CSX Transportation, including Assistant Vice President, Human Resources — Operations. He previously held various human resources positions with SmithKline Beecham Corporation.

Alan J. Kahn, 44	1982	Senior Vice President since April 1996. Mr. Kahn is responsible for the Company’s operations in the Midwest, Upstate New York, and Canada (except British Columbia). He previously served in various other positions with the Company, including general and regional manager.

Gregory D. Maxey, 47	1979	Senior Vice President responsible for the Company’s operations in the Mid-Atlantic region and portions of the Southeast since December 2002. Mr. Maxey served as Managing Director of the Company’s European operations from 1999 until appointed to his current position. From 1995 to 1999, he served as International Marketing Director for the Company. He previously served in a variety of other positions with the Company including general and regional manager.

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years
Benjamin F. Parrish, Jr., 48	1998	Senior Vice President and General Counsel since August 1998. From 1993 to 1998, Mr. Parrish served as Senior Vice President and General Counsel of Smith & Nephew, Inc., a medical products company.

William R. Porter, 50	1996	Senior Vice President — Acquisitions since November 1996. From 1991 to 1996, Mr. Porter served as Executive Vice President — Marketing for Ace Parking, a parking management company.

Mark D. Shapiro, 45	2003	Senior Vice President and Chief Financial Officer since August 2003. Mr. Shapiro served as Senior Vice President — Finance of Fleming Companies, Inc., a distribution company, from July 2001 until April 2003. From July 1992 until July 2001, he served in various finance positions with Big Lots, Inc., a retail company, including Senior Vice President and Chief Financial Officer.

Gregory J. Stormberg, 42	1996	Senior Vice President since October 2002. From February 1997 until his appointment as Senior Vice President, Mr. Stormberg served as Regional Manager of the Company’s operations in Texas and portions of the Southwest.

OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 28, 2004, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 36,598,808 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

	Amount and
	Nature of
	Beneficial
Beneficial Owner	Ownership(1)		Percent(1)
Monroe J. Carell, Jr.	6,452,859	(2)	17.54%
2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212
The Carell Children’s Trust (3)	6,700,803	(3)	18.31%
One Belle Meade Place, Suite 310, 4400 Harding Road, Nashville,Tennessee 37205
T. Rowe Price Associates, Inc.	2,907,600	(4)	7.94%
100 E. Pratt Street Baltimore, Maryland 21202
Raymond T. Baker	5,000	(5)	*
Michael I. Beck	7,000	(6)	*
James H. Bond	426,018	(7)	1.16%
Kathryn Carell Brown.	2,029,239	(8)	5.54%
Cecil Conlee	50,580	(9)	*
Edward G. Nelson	55,277	(10)	*
Emanuel J. Eads	145,236	(11)	*
Lewis Katz	699,019	(12)	1.91%
Owen G. Shell	6,000	(13)	*
Richard H. Sinkfield	20,875	(14)	*
William B. Smith	4,000	(15)	*
Gregory J. Stormberg	24,625	(16)	*

Directors and executive officers as a group (22 persons)	10,466,617	(17)	27.01%

*	Indicates less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	Includes options to purchase 163,957 shares of Common Stock granted pursuant to the Key Personnel Plan, 24,907 deferred stock units, 124,999 shares held by the Monroe Carell, Jr. Foundation and 415,073 shares held by the Monroe Carell, Jr. 2003 Grantor Retained Annuity Trust. Excludes 6,700,803 shares held by The Carell Children’s Trust. See footnote 3.

(3)	The Carell Children’s Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.

(4)	Based on Amendment No. 2 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on December 31, 2003.

(5)	Includes 3,000 directly owned shares and 2,000 shares of restricted stock.

(6)	Includes options to purchase 7,000 shares of common stock.

(7)	Includes 267,750 shares of stock held in an irrevocable trust that were granted under the Company’s 1995 Restricted Stock Plan in connection with Mr. Bond’s Performance Unit Agreement, 2,250 shares held by his spouse, 13,687 shares directly owned, 5,331 deferred stock units, and options to purchase 137,000 shares of Common Stock granted pursuant to the Company’s Key Personnel Plan. This amount excludes 700 shares held by the Andrew Bond Trust with respect to which Mr. Bond disclaims beneficial ownership.

(8)	Includes 81,630 shares held by the 1996 Carell Grandchildren’s Trusts with respect to which Mrs. Brown is a co-trustee, 20,000 shares held by the Kathryn Carell Brown Foundation with respect to which Mrs. Brown serves on the Board of Trustees, 79,303 shares held by the 2002 Katheryn Carell Brown Charitable Trust, 1,846,265 shares held by various trusts of which Mrs. Brown serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts and 2,000 restricted shares. This amount excludes 6,700,803 shares held by The Carell Children’s Trust with respect to which Mrs. Brown is a beneficiary. See footnote 3. This amount also excludes 58,919 shares held by her spouse and trusts for the benefit of Mrs. Brown’s children of which Mrs. Brown disclaims beneficial ownership.

(9)	Includes options to purchase 38,750 shares of Common Stock, 3,333 restricted shares and 8,497 shares directly owned by Mr. Conlee.

(10)	Includes 4,500 shares held by Mr. Nelson’s spouse, of which Mr. Nelson disclaims beneficial ownership, and options to purchase 38,750 shares of Common Stock, restricted shares of 3,333 and directly owned shares of 8,694.

(11)	Includes 18,423 deferred stock units, options to purchase 117,750 shares of Common Stock and 9,063 shares directly owned by Mr. Eads.

(12)	Includes 667,779 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner, options to purchase 25,250 shares of the Company’s Common Stock, 3,333 restricted shares and 2,657 shares directly owned by Mr. Katz.

(13)	Includes 4,000 shares directly owned and 2,000 restricted shares.

(14)	Includes options to purchase 16,250 shares of Common Stock, 3,333 restricted shares and 1,292 shares directly owned by Mr. Sinkfield.

(15)	Includes 2,000 directly owned shares and 2,000 restricted shares of stock.

(16)	Includes 24,625 options to purchase shares of common stock.

(17)	Includes options to purchase 1,027,082 shares of the Company’s Common Stock, 127,696 deferred stock units and 291,748 shares of Restricted Stock.

EXECUTIVE COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the persons who served as Central Parking’s Chief Executive Officer and the persons who were the four other most highly compensated executive officers during fiscal 2004 (the “Named Executive Officers”) for all services rendered in all capacities to Central Parking for the fiscal years indicated.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
				Other			Securities
				Annual		Restricted	Underlying	All Other
Name and				Compen-		Stock	Options/	Compen-
Principal Position	Year	Salary($)(1)	Bonus($)(1)	sation($)(2)		Awards($)	SARs(#)(3)	sation($)(4)
Monroe J. Carell, Jr.	2004	543,906	137,500			—	23,000	21,202	(5)
Chairman and Chief	2003	525,000	275,000	60,347	(6)	—	25,000	17,328	(7)
Executive Officer	2002	525,000	275,000	—		—	100,000	12,552	(8)

Emanuel J. Eads	2004	448,767	125,000	—		—	23,000	8,200
President and	2003	400,000	250,000				45,000	8,000
Chief Operating Officer	2002	350,000	105,843	—		—	125,000	8,000

James H. Bond	2004	448,768	118,500	—		—	23,000	8,200
President — International	2003	450,000	185,164	—		—	45,000	8,000
Operations	2002	450,000	140,967	—		—	125,000	8,000

Michael I. Beck	2004	296,301	300,000	—		—	23,000	33,885	(10)
Senior Vice President (9)	2003	149,589	94,467	—		—	23,750	8,000
	2002	148,438	127,030	—		—	29,000	8,000

Gregory J. Stormberg	2004	299,178	225,000	—		—	23,000	8,200
Senior Vice President	2003	295,151	120,000	—		—	40,000	47,620	(11)
	2002	111,037	142,164	—		—	30,000	33,663	(12)

(1)	Includes amounts deferred under the Company’s Profit Sharing and 401(k) Savings Plan and Deferred Stock Unit Plan.

(2)	Except as otherwise noted, these amounts represent the dollar value as of the end of each fiscal year of premium shares awarded each year under the Company’s Deferred Stock Unit Plan. The premium units vest ratably over a four-year period from the date of grant.

(3)	These amounts represent the number of shares subject to options granted each year under the Company’s 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel. No stock appreciation rights were granted under this plan.

(4)	These amounts include contributions by the Company to the Company’s Profit Sharing and 401(k) Savings Plan, and miscellaneous compensation.

(5)	Includes $13,002 in insurance premiums.

(6)	Includes automobile allowance of $14,400 and airplane usage of $6,680.

(7)	Includes $9,328 in insurance premiums.

(8)	Includes $4,552 in insurance premiums.

(9)	Mr. Beck’s employment with the Company terminated on January 10, 2005.

(10)	Includes relocation expenses of $25,685.

(11)	Includes relocation expenses of $39,620.

(12)	Includes relocation expenses of $25,663.

Option Grants

     The following table reflects certain information with respect to options to acquire shares of Central Parking’s Common Stock granted under Central Parking’s Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 2004. No stock appreciation rights were granted.

Option/SAR Grants in Last Fiscal Year

					Potential
	Individual Grants				Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of
	Securities	Options/SARS	Exercise		Stock Price
	Underlying	Granted to	Base		Appreciation for
	Options/SARs	Employees in	Price	Expiration	Option Term(1)
Name	Granted(#)	Fiscal Year	($/sh)	Date	5%($)	10%($)
Monroe J. Carell, Jr.	23,000	3.51	14.110	09/30/2014	204,095	517,217
Michael I. Beck	23,000	3.51	14.110	09/30/2014	204,095	517,217
Emanuel J. Eads	23,000	3.51	14.110	09/30/2014	204,095	517,217
James H. Bond	23,000	3.51	14.110	09/30/2014	204,095	517,217
Gregory J. Stormberg	23,000	3.51	14.110	09/30/2014	204,095	517,217

(1)	The dollar amounts under these columns result from calculations assuming 5% and 10% annual growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.

Option Exercises and Values

     The table below provides information with respect to exercises of options by the Named Executive Officers during the fiscal year ended September 30, 2004 under Central Parking’s Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

Aggregated Option/SAR Exercises in the Last Fiscal Year
and Period-End Option/SAR Values

Value of Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options/SARs at
			Options/SARs at	Fiscal Year-
	Shares		Fiscal Year-End(#)	End($)(1)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable
Monroe J. Carell, Jr.	—	—	138,957/91,750	3,063/9,188
Michael I. Beck	833	2,823	11,000/72,500	3,063/9,188
Emanuel J. Eads	—	—	106,500/169,250	73,533/9,188
James H. Bond	—	—	125,750/169,250	97,023/9,188
Gregory J. Stormberg	—	—	19,625/80,500	3,063/9,188

(1)	This amount represents the aggregate number of options multiplied by the difference between $13.22 the fair market value of Central Parking Common Stock at September 30, 2004, and the exercise price for each option.

Equity Compensation Plan Information

     The following table provides information about the Company’s equity compensation plans in effect at September 30, 2004, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of Securities to	Weighted-average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Employee stock purchase plan	33,689	17.07	260,292
Stock option plan – key/ Restricted stock plan	4,832,905	16.49	1,514,471
Stock option plan — directors	166,750	24.14	265,000
Deferred stock unit plan	130,638	19.13	348,862

Total-Plans approved by security holders	5,033,344	16.81	2,039,763

Total-Plans not approved by security holders	none	—	—

Total all plans	5,033,344	16.81	2,039,763

Employment Agreements

     Central Parking has entered into employment agreements with Messrs. Carell, Eads, Beck, Bond, Stormberg and other senior executives that provide for base salary and annual performance-based bonus payments (see Summary Compensation Table for base salaries and amounts of bonus payments). These employment agreements generally are for a term of one year but automatically renew for additional one-year periods unless notice is provided at least thirty days prior to the end of the term. The agreements may be terminated by the executive upon 30 days’ written notice or may be terminated by the Company by complying with the severance provisions provided in the agreement except in the case of a termination for cause, in which case the executive is not entitled to severance. These agreements provide that in the event an executive is terminated without cause (and such termination does not occur within two years following a change in control) or the executive terminates his employment for good reason, the executive would receive one year of base salary, bonus and welfare benefits, except in the case of Mr. Carell, who would receive two years of base salary, bonus and welfare benefits. Terminated executives would also receive outplacement assistance with a value of up to $25,000. These agreements, other than Mr. Carell’s agreement, provide that the executive is subject to a non-competition covenant for 12 months following termination of employment and non-solicitation covenants for 24 months following termination except in the case of a termination following a change in control, in which case the non-competition and non-solicitation covenants are waived.

     These employment agreements further provide generally that in the event of a termination without cause or a constructive discharge within two years following a change in control, most senior executives would receive severance equal to two times base and bonus plus two years of benefits. Messrs. Carell, Eads and Bond, and certain corporate staff executives, would receive three times base and bonus plus three years of benefits in the event of a termination without cause or a constructive discharge within two years following a change in control. Unvested stock options and deferred stock units would vest immediately upon a change in control. The arrangements also include an excise tax gross-up provision. A change in control is defined to include (i) the acquisition of 30% or more of the outstanding stock of the Company other than through acquisitions by the Company, a subsidiary, an employee benefit plan of the Company, or Monroe Carell or family members or related entities; (ii) a change in the majority of the Board; (iii) consummation of a merger, consolidation, or reorganization, unless following such transaction the shareholders prior to the transaction continue to own more than 70% of the outstanding shares, Board members prior to the transaction continue to constitute a majority of the Board and no person or control group owns more than 30% of the stock (other than Mr. Carell, family members or related entities); or (iv) consummation of the sale of all or substantially all of the Company’s assets or the adoption of a plan of liquidation.

     The employment agreements generally define “Termination for Cause” as (i) executive’s embezzlement, intentional mishandling of Company funds or theft or fraud with respect to the business or affairs of the Company; (ii) executive’s conviction of a felony or other crime involving moral turpitude which adversely affects executive’s job-related responsibilities; (iii) a violation by executive of the non-competition and non-solicitation covenants in the agreement; and (iv) executive’s deliberate and willful continuing refusal to substantially perform the duties and obligations of his position. “Constructive Discharge” is defined as termination of executive’s employment due to a failure of the Company to fulfill its obligations under the agreement in any respect, including (i) any reduction in executive’s base salary or annual incentive award or any other Company incentive plan target other than reductions not to exceed 25% applicable to all executive officers of the Company; (ii) substantial reduction of benefits or (iii) the reduction in the title, authority and/or duties of the executive.

     On December 14, 2004, the Company entered into an Employment Agreement and a Revised Deferred Compensation Agreement with Monroe Carell. The Employment Agreement and the Revised Deferred Compensation Agreement were negotiated in connection with Mr. Carell’s return to the company as chief executive officer. The Employment Agreement is described above. The Revised Deferred Compensation Agreement replaced the prior deferred compensation agreement between Mr. Carell and the Company dated October 1, 1988, as amended. The Revised Deferred Compensation agreement provides that Mr. Carell agrees to serve as Chairman and Chief Executive Officer and is subject to non-competition and non-solicitation covenants during any period payments are made under the agreement and, including periods following termination of employment, and for 12 months following the acceleration of amounts payable to Monroe under the agreement upon a change in control (as described below). Following the termination of his employment, for any reason other than death, the

Deferred Compensation Agreement entitles Mr. Carell to annual payments of $500,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $500,000 until her death. The agreement further provides that in the event of a change in control the annual payments shall cease, and the Company shall make a lump sum payment to Mr. Carell equal to the then actuarial value of the foregoing annual payments payable under this agreement. Mr. Carell also agrees to provide consulting services to the Company following the termination of his employment. In addition, the agreement provides that if Mr. Carell ceases to serve as the chief executive officer, he shall be entitled to annual payments of $300,000 until the later of (i) the date he ceases to serve as non-employee chairman of the Company’s board of directors or (ii) the date five years following the first payment; provided such payments shall cease if Mr. Carell breaches the non-competition or non-solicitation provisions. The arrangements also include an excise tax gross-up provision.

     Under the terms of a Performance Unit Agreement dated as of June 26, 1986, as amended, between Mr. Bond and the Company, Mr. Bond was issued 267,750 shares of Common Stock under the Company’s 1995 Restricted Stock Plan, together with the right to receive additional shares of restricted Common Stock in an amount determined by a formula based upon the Company’s performance. Pursuant to amendments to the Performance Unit Agreement effective May 31, 2001, and September 30, 2001, the restricted shares were placed in an irrevocable trust and are distributable to Mr. Bond upon termination of his employment with the Company for any reason. The market value of the restricted shares was $3,543,671 on September 30, 2004.

Director Compensation

     Non-employee directors of Central Parking receive an annual retainer of $20,000, a meeting fee of $4,000 for each Board of Directors meeting attended, a meeting fee of $2,000 for each committee meeting attended and an annual grant of 2,000 shares of restricted stock. Committee chairpersons also receive an annual retainer of $5,000. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings.

Committees of the Board of Directors

     During Central Parking’s fiscal year ended September 30, 2004 (“fiscal 2004”), the Board held six meetings. The Board has the following committees: Audit, Compensation and Nominating/Corporate Governance. During fiscal 2004, the Audit Committee held eight meetings, the Compensation Committee held three meetings and the Nominating/Corporate Governance Committee held one meeting. During fiscal 2004, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served.

     The Compensation Committee, which is comprised of Messrs. Conlee, Shell and Sinkfield, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, administering Central Parking’s 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking’s various other compensation and benefit plans.

     The Audit Committee, which is comprised of Messrs. Nelson, Conlee and Smith, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the scope of Central Parking’s annual audit and the fees charged by Central Parking’s independent registered public accounting firm, receiving, reviewing and accepting the reports of Central Parking’s independent registered public accounting firm, and overseeing Central Parking’s systems of internal accounting and management controls.

     The Nominating/Corporate Governance Committee, which is responsible for identifying and recommending to the Board nominees for director and for providing guidance to the Board on corporate governance issues, is comprised of Messrs. Sinkfield, Baker and Nelson. The Nominating/Corporate Governance Committee will solicit recommendations for nominees from persons whom the committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating/Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating/Corporate

Governance Committee evaluates potential nominees by examining, among other things, their qualifications, background information, references and relevant experience and selects individuals who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment throughout their careers and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.

     The Nominating/Corporate Governance Committee will consider nominees for director recommended by shareholders if they are submitted in writing to the Corporate Secretary not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Such written recommendation from shareholders must set forth the names of such nominees and all supporting information relating to such persons, including their qualifications for service as a director of the Company (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). All nominees properly submitted to the Secretary will be evaluated and considered by the members of the Nominating/Corporate Governance Committee using the same criteria as nominees identified by the Nominating/Corporate Governance Committee itself. The Board has determined that each member of the Nominating/Corporate Governance Committee is independent as defined in the New York Stock Exchange listing standards. The Nominating/Corporate Governance Committee has a written charter, a current copy of which is available on the Company’s website, www.parking/com.

Shareholder Communication with the Board

     Shareholders and other constituencies may communicate with the Board or individual members of the Board by addressing written correspondence to Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212, attention: Senior Vice President and General Counsel, or by sending an e-mail to bparrish@parking.com. Inquiries sent by mail will be reviewed by the Company’s General Counsel and if they are relevant to, and consistent with, the Company’s operations, policies and philosophies, they will be forwarded to the Audit Committee. This committee will monitor the correspondence and bring any significant issues to the attention of the appropriate members of the Board.

Director Attendance at Annual Meeting

     Central Parking encourages, but does not require, its board members to attend the Annual Shareholders Meeting. Last year, all of our directors attended the 2004 Annual Shareholders Meeting.

Compensation Pursuant to Plans

   1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

     Under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the “Key Personnel Plan”), options to purchase an aggregate of 7,317,500 shares of Common Stock are authorized for grant to directors, officers, and other key employees, consultants and advisors of Central Parking and its subsidiaries. The Key Personnel Plan is administered by the Board of Directors, which determines the vesting period and other terms of the options granted under the plan. Options granted to date have various vesting periods, generally ranging from one year to nine years after the date of the grant and expire on the tenth anniversary of their grant. The vesting of certain options may be accelerated if the Company achieves certain earnings targets or stock price targets. The plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Vested options generally are exercisable for a period of three months after termination of employment. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2004, 14 executive officers (one of whom is a director) and approximately 417 key employees held options to purchase a total of 4,707,907 shares under the Key Personnel Plan.

   1995 Restricted Stock Plan

     In August 1995, Central Parking’s Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 2004, one executive officer and eight non-employee directors held a total of 291,748 shares issued under the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 7,317,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. A total of 316,463 shares have been issued under the Restricted Stock Plan since inception of the plan. In fiscal 2004, each non-employee director received a restricted stock award of 2,000 shares of restricted stock.

   1996 Employee Stock Purchase Plan

     The Company maintains an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code and permits substantially all of the Company’s domestic employees (including executive officers) to purchase shares of the Company’s common stock. The plan authorizes the issuance of up to 850,000 shares of Common Stock. As of September 30, 2004, 556,019 shares had been issued under this plan. Participating employees may purchase common stock at a purchase price equal to 85% of the lower of the fair market value of the common stock at the beginning or end of the purchase period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary (up to a maximum of $25,000) for the purchase of common stock under the plan. A total of 71,263 shares were issued at a purchase price of $8.29 per share to 504 employees in the most recent plan year, which ended on March 31, 2004.

   1995 Nonqualified Stock Option Plan for Directors

     In August 1995, Central Parking’s Board of Directors and shareholders adopted the 1995 Nonqualified Stock Option Plan for Directors under which nonqualified options to purchase an aggregate of 475,000 shares of Common Stock are authorized for grant to non-employee directors of Central Parking. Vested options generally are exercisable for a period of three months following termination of service as a director. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2004, directors held options to purchase an aggregate of 166,750 shares of Common Stock.

   Profit Sharing and 401(k) Savings Plan

     Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant’s pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking’s full-time domestic employees (including all executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $170,000). Profit sharing contributions generally vest over a five-year period. Company contributions to the plan were approximately $3.0 million for fiscal 2004, comprised entirely of company matching contributions to participants in the 401(k) plan. No profit-sharing contributions were made for fiscal 2004.

   Deferred Stock Unit Plan

     The Deferred Stock Unit Plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan can defer from 5% to 50% of total cash compensation.

Amounts deferred under the plan are converted into stock units. The Company matches participant’s deferrals as follows: the first 20% of total compensation deferred is matched at a rate of 25% and deferrals in excess of 20% of total compensation are matched at a rate of 50%. Company matches are in the form of additional stock units, which vest on a pro rata basis over a four-year period. For deferrals during the fiscal year, stock units are credited monthly based on the closing price of the Company’s Common Stock on the last trading day in the month. For deferrals from the annual bonus paid following the end of the fiscal year, stock units are credited based on the average of the twelve monthly closing prices used to credit stock units during the fiscal year. A participant’s stock unit account is distributed in shares of Common Stock to the participant or his designee upon the participant’s retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. As of September 30, 2004, ten executive officers were participants in the plan.

COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the “Committee”) of the Board reviews and approves compensation levels for the Company’s management personnel, including the named executive officers. The Committee, which was established in August 1995, held three meetings during the fiscal year ended September 30, 2004.

Compensation Philosophy and Policies for Executive Officers

     The Company’s compensation program for senior executives consists of base salary, a performance-based bonus and stock options.

     The Company’s compensation philosophy is to differentiate the compensation awarded to its executives and other employees by rewarding superior performance. As a result, salary adjustments and bonuses are linked to performance.

     Base Salary. The Company seeks to compensate its executives at or above comparable industry levels in order to recruit and retain the best available executives. At the same time, the Company seeks to incentivize executives to improve the profitability of the Company and seeks to create an entrepreneurial spirit among its managers. In order to accomplish these goals, the Company considers its bonus program to be an integral part of its overall compensation program and thus considers base salaries and target bonuses on a combined basis in order to determine appropriate compensation levels for its executives.

     Performance Based Bonus. The Company seeks to incentivize its executives to increase the profitability of the Company. In fiscal 2004, the performance based bonus for executives with direct responsibility for operations was based solely on a percentage of profits actually achieved in his or her geographic region above threshold levels established for each executive. The performance based bonus for executives at the corporate level was based on a percentage of profits actually earned by the Company as a whole. The Compensation Committee set bonus targets for each executive based on the scope of the executive’s responsibilities. The purpose of the program is to increase the executives’ focus on increasing profits.

     Stock Options. In fiscal 2004, the Compensation Committee granted options to the named executive officers as disclosed in the option table. All options were granted with exercise prices equal to the market price of the Company’s stock on the date of grant and vest over a one-year period. The Committee is currently re-evaluating its stock option program and is considering several alternatives. By granting options to officers with exercise prices equal to the market price on the date of grant, the options only have value to the officer if the market price of the Company’s stock improves, and may not be exercised until such options vest. The Company believes that this component of executive compensation focuses executives on the creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards, the Compensation Committee considers a variety of factors, including the value of the stock on the date of grant, competitive practices, the executive’s stock holdings, the amount of options previously granted to the executive, individual performance, and the Company’s performance.

Compensation of Chief Executive Officer

Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.

     Mr.Carell, the Company’s chief executive officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers, which are described above. The compensation committee’s general approach in setting Mr. Carell’s annual compensation is derived from the same considerations described above: to be competitive with the compensation plans of other U.S. public corporations of similar size while having a large percentage of his potential compensation based upon the profitability of the corporation.

     In fiscal 2004, Mr. Carell received a base salary of $543,906 and a bonus of $137,500. Mr. Carell’s bonus for fiscal 2004 was based on a percentage of profits actually earned by the Company as a whole.

     Upon Mr. Carell’s return as CEO in May, 2003, the Compensation Committee hired Compensation Strategies, Inc., a compensation consulting firm to help the Committee revise Mr. Carell’s employment agreement and deferred compensation agreement. The Committee devoted extensive time and attention to the terms of Mr. Carell’s revised employment agreement and deferred compensation agreement, and received advice and analysis from the consulting firm. Over the following 18 months, the Compensation Committee conducted extensive negotiations with Mr. Carell concerning the terms of his agreements. The Compensation Committee received the consulting firm’s input on each of the major elements of the Carell agreements. As a result of these negotiations, the Company entered into, in December 2004, a new employment agreement and deferred compensation agreement with Mr. Carell, which agreements are described under “Employment Agreements” above.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company’s executives, including the Chief Executive Officer, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

     THIS REPORT IS SUBMITTED BY CECIL CONLEE, RICHARD SINKFIELD AND BOB SHELL, BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Conlee, Sinkfield and Shell served as members of the Compensation Committee of the Company’s Board of Directors during fiscal 2004. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee, as set forth in its charter adopted by the Board of Directors, is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004, with management and KPMG LLP, the Company’s independent auditors (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2005.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Board (United States), that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s independent registered public accounting firm are in fact “independent.”

     The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. Cecil Conlee has been designated as the financial expert within the meaning of the New York Stock Exchange’s listing standards. The board has adopted a written charter of the audit committee, which was included as an annex to this proxy statement.

AUDIT COMMITTEE:
Ed Nelson, Chairman
Cecil Conlee
William Smith

     The Audit Committee Charter is included as Exhibit A to this Proxy Statement.

CODE OF ETHICS

     The Company has adopted a code of ethics as part of its corporate compliance program. The code of ethics applies to all of the Company’s officers and employees, including its chief executive officer, chief financial officer and controller. The code is posted on the investor’s page of the Company’s website at www.parking.com. Any amendments to, or waivers from, this code of ethics will be posted on our website.

CERTAIN TRANSACTIONS

     The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company’s Chairman, and 50% owned by Mr. Carell’s three daughters, including Kathryn Carell Brown, a director. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 2004, including percentage rent, was $290,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the leases. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

     The Company owns a 50% interest in a limited liability company (“LLC”) that owns the Lodo Garage in Denver, Colorado. The Company manages the garage under a long-term management agreement. An offer to purchase the entire LLC was received from an unrelated third party and the owner of the other 50% interest informed the Company of its desire to sell its interest. The Company declined to sell its interest in the LLC and the third party buyer was not interested in purchasing a 50% interest. The Company elected not to exercise its option to purchase the remaining 50% interest and another buyer was sought by the parties. A company owned by Mr. Carell and his three daughters including Kathryn Carell Brown, a director, purchased the remaining 50% interest in the LLC at the price offered by the unrelated third party. The purchase was completed in February 2004. As a result, the entity owned by Mr. Carell and his daughters now owns 50% of the LLC and the Company owns the remaining 50% of the LLC.

     In connection with the Company’s acquisition of Kinney System Holding Corp. (“Kinney”) in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement has been extended on a year-to-year basis and is cancelable upon 60 days’ notice. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a “participating consulting fee” equal to 10% of “adjusted operating income,” as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 2004, Mr. Katz received $200,000 under the consulting agreement.

     A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. (“Arizin”), a company owned by Lewis Katz, in the fiscal year ended September 30, 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Mr. Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership’s parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Mr. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the “participating consulting fee” under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Mr. Katz’ interest in the partnership at fair market value in certain circumstances, including Mr. Katz’ death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $339,000 from the partnership in fiscal 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2004, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a)

PROPOSALS OF STOCKHOLDERS FOR 2006 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2006 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than September 20, 2005. Shareholders who intend to present a proposal at the 2006 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than December 15, 2005. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AUDITORS

     The firm of KPMG LLP has served as the Company’s independent registered public accounting firm since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2005. Representatives of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representatives so desires.

AUDITORS FEES

The following table summarizes fees for professional services provided to the Company by KPMG LLP for fiscal years ended September 30, 2004 and 2003:

	2004	2003
Audit Fees (1)	$625,000	$947,500
Audit-Related Fees (2)	446,550	$263,077
Tax Fees (3)	$129,200	$36,000
All Other Fees	—	—

Total Fees for Services Provided	$1,200,750	$1,246,577

(1)	Audit Fees include fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements for the years ended September 30, 2004 and 2003, and the limited reviews of the condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal 2004 and 2003.

(2)	In fiscal 2004, audit-related fees consisted of fees paid for professional services rendered in connection with internal control reports; statutorily or contractually required audits of individual parking facilities; and audits of employee benefit plans. In fiscal 2003, audit related fees consisted principally of statutorily or contractually required audits of individual parking facilities and audits of employee benefit plans, due diligence procedures on a business acquired during the year; and advisory services related to internal control documentation.

(3)	Tax Fees for tax related services, principally consist of tax compliance services, rendered to the Company by KPMG LLP.

     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent registered public accounting firm of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent registered public accounting firm, the audit committee considers whether such services are consistent with the registered public accounting firm independence, and whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with the Company.

     The Audit Committee has considered whether the provision of services by KPMG LLP is compatible with maintaining KPMG LLP’s independence from the Company.

STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

     The graph below compares the total cumulative return of the Company’s Common Stock with the securities of entities comprising the S&P 500 Index and S&P Commercial Services and Supplies Index. Cumulative return assumes $100 invested in the Company or the respective index on September 30, 1999. Since there is no industry peer group, the Company utilized the S&P Specialized Services Index. The graph presents information from September 30, 1999, to September 30, 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CENTRAL PARKING CORPORATION, THE S & P 500 INDEX
AND THE S & P COMMERCIAL SERVICES & SUPPLIES INDEX

	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04
Central Parking Corporation	100	68	48	69	42	46
S&P500	100	113	83	66	82	94
S&P Commercial Services & Supplies	100	94	103	98	121	139

Exhibit A

Central Parking Corporation

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the quality and integrity of the Company’s financial reporting process and systems of internal controls.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditors.

•	Review areas of potential significant financial risk of the Company.

•	Provide an avenue of communication among the independent auditors, internal auditors, management and the Board of Directors.

The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management, internal auditors and independent auditors. Recognizing these inherent limitations on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent and internal auditors and the financial management of the Company.

II.	Audit Committee Composition and Meetings

Committee members shall meet the requirements of the New York Stock Exchange. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, the internal auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 prior to the filing or distribution of financial statements.

3.	In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

4.	Review with financial management and the independent auditors the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. If deemed appropriate, after consideration of the reviews and discussion, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

5.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings or prior to the filing of the Company’s quarterly reports with the Securities and Exchange Commission. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Auditors

6.	The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

7.	Approve the fees and other significant compensation to be paid to the independent auditors.

8.	On at least an annual basis, the Committee will require the independent auditors to submit to the Committee a formal written statement delineating all significant relationships between the auditors and the Company that could impair auditor independence. The Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

9.	Review the independent auditors’ audit plan in advance of the annual audit – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Function and Legal Matters

11.	Review the Company’s internal audit process, including budget, plan, organizational structure and qualifications of personnel.

12.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

14.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

15.	The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

16.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY	CENTRAL PARKING CORPORATION	PROXY

Annual Meeting of Shareholders, February 17, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and Edward G. Nelson, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Thursday, February 17, 2005, at 10:00 a.m. Central Standard Time, at the Company’s headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, receipt of which is acknowledged by the undersigned, and upon any other business that may properly come before the meeting or any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:	To withhold authority to vote for any individual nominee check the box to vote “for” all nominees and strike a line through the nominee’s name in the list below.)

Monroe J. Carell, Jr., Raymond T. Baker, Kathryn Carell Brown, Cecil Conlee, Lewis Katz, Edward G. Nelson,

Owen G. Shell, Jr., and William B. Smith.

(2) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING:

☐ FOR DISCRETION        ☐ AGAINST DISCRETION        ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2005

Dated:	, 2005

Signatures of shareholder(s) should correspond exactly with the names printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.